UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2022

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYBE	NASDAQ Stock Market LLC

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2022, the shareholders of CyberOptics Corporation (“CyberOptics”) approved amendments (the “Amendments”) to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended (the “Employee Plan”). Any employee, officer, consultant or independent contractor of CyberOptics and its affiliates is eligible to receive an award under the Employee Plan. The Employee Plan permits the granting of a variety of different types of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, and dividend equivalents.

The Amendments made the following changes to the Employee Plan:

•	Increase the number of shares of Common Stock reserved for issuance pursuant to awards granted under the Employee Plan by 300,000 shares (i.e., increase the authorized shares from 1,825,000 to 2,125,000);

•	Extend the term of the Employee Plan from May 20, 2027 to May 12, 2032;

•	Make other changes to such plan so that its terms are consistent with current practices in structuring awards to achieve certain tax results and with certain current corporate governance practices.

A copy of the Employee Plan, as amended to date, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary of the Employee Plan is qualified by reference to the copy of the plan filed as an exhibit to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders

CyberOptics held its annual meeting of shareholders on May 12, 2022. At the meeting, the board of directors was set at five directors and each of Craig D. Gates, Dr. Subodh K. Kulkarni, Dr. Vivek Mohindra, Cheryl Beranek and Dr. Cordell Hardy were elected as directors to serve until the annual shareholder meeting in 2023 or until their successors are elected and qualify. The shareholders approved amendments to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended. The shareholders approved, on a nonbinding advisory basis, compensation for our executive officers. The shareholders also ratified the appointment of BDO USA, LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2022.

As of the March 25, 2022 record date for the meeting, there were 7,402,683 shares of common stock issued and outstanding and 5,715,556 shares were represented at the annual meeting. The voting results were as follows:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
Craig D. Gates	4,298,927	373,355	1,043,274
Dr. Subodh Kulkarni	4,661,068	11,214	1,043,274
Dr. Vivek Mohindra	4,625,480	46,802	1,043,274
Cheryl Beranek	4,627,053	45,229	1,043,274
Dr. Cordell Hardy	4,663,167	9,115	1,043,274

2.	To approve amendments to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,589,693	72,327	10,262	1,043,274

3.	To approve compensation to our executive officers (nonbinding).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,472,225	189,904	10,153	1,043,274

4.	To ratify the appointment of BDO USA, LLP as independent registered public accounting firm.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,609,377	96,307	9,872	0

Mr. Gates will remain board chair. The audit committee will consist of Mr. Gates (chair), Ms. Beranek and Dr. Hardy. The compensation committee will consist of Ms. Beranek (chair), Dr. Mohindra and Dr. Hardy. The nominating and corporate governance committee will consist of Dr. Hardy (chair), Mr. Gates, Ms. Beranek and Dr. Mohindra.

Consistent with the prior vote on the desired frequency of the non-binding shareholder vote on the compensation of executives, the Board of Directors of CyberOptics has determined to include the vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

Item 9.01.      Financial Statements and Exhibits

Exhibit 10.1            CyberOptics Corporation 1998 Stock Incentive Plan, as amended

Exhibit 10.2            Form of Nonqualified Stock Option Agreement

Exhibit 10.3            Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated: May 13, 2022

2